   As filed with the Securities and Exchange Commission on September 6, 2001
                                                Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            MAXWELL SHOE COMPANY INC.
             (Exact Name of Registrant as Specified in its Charter)

                 Delaware                                    94-1672743
       (State or Other Jurisdiction                       (I.R.S. Employer
     of Incorporation or Organization)                  Identification Number)


                               101 SPRAGUE STREET
                                    PO BOX 37
                          READVILLE (BOSTON), MA 02137
               (Address of Principal Executive Offices) (Zip Code)


                         EXECUTIVE COMPENSATION PROGRAM
                            (Full Title of the Plan)

                              MR. JAMES J. TINAGERO
              EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER
                            MAXWELL SHOE COMPANY INC.
                               101 SPRAGUE STREET
                                    PO BOX 37
                          READVILLE (BOSTON), MA 02137
                     (Name and Address of Agent for Service)

                                 (617) 364-5090
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                             JONATHAN K. LAYNE, ESQ.
                           Gibson, Dunn & Crutcher LLP
                             333 South Grand Avenue
                              Los Angeles, CA 90071
                                 (213) 229-7000

===================================================================================================
                                    CALCULATION OF REGISTRATION FEE
===================================================================================================
                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
TITLE OF SECURITIES           AMOUNT TO BE    OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
  TO BE REGISTERED           REGISTERED (1)         SHARE(2)            PRICE (2)           FEE (3)
---------------------------------------------------------------------------------------------------
Class A Common Stock, par
value $0.01 per share.          588,412              $16.20          $9,532,274.40        $2,383.07
---------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of determining the registration fee.

(3) Calculated pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on August 31, 2001 which was $16.20.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus to be sent or given to Mark J. Cocozza under the Stock Option and Registration Rights Agreement dated January 26, 1994 is omitted from the Registration Statement in accordance with Rule 428(b)(1) under the Securities Act, and the Note to Part I of Form S-8.


                                   PROSPECTUS
                            MAXWELL SHOE COMPANY INC.
                                 588,412 SHARES
                              CLASS A COMMON STOCK
                           --------------------------

      This Prospectus relates to the periodic offer and sale by Mark J. Cocozza (the "Selling Stockholder") of 588,412 shares (collectively, the "Shares") of the Class A Common Stock, par value $.01 per share ("Class A Common Stock"), of Maxwell Shoe Company Inc., a Delaware corporation (the "Company"), which may be acquired pursuant to the exercise of options granted under the Stock Option and Registration Rights Agreement dated January 24, 1994 between the Selling Stockholder and the Company (the "Agreement").

      The Selling Stockholder may offer the Shares from time to time to purchasers directly or through underwriters, dealers or agents. The Shares may be sold at market prices prevailing at the time of sale or at negotiated prices.

      The Class A Common Stock, including the Shares, is listed on the Nasdaq National Market under the symbol "MAXS".

      The Company will not receive any of the proceeds from the sale of the Shares. Pursuant to the Agreement, the Company will pay all of the expenses associated with this Prospectus. The Selling Stockholder will pay the other costs, if any, associated with any sale of the Shares.

      The address of the principal executive offices of the Company is 101 Sprague Street, P.O. Box 37, Readville (Boston), Massachusetts 02137, and its telephone number at that address is (617) 364-5090.


      SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SHARES OFFERED HEREBY.

                         ------------------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

      WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE COMPANY THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION IN THIS PROSPECTUS OR IN OUR DOCUMENTS THAT ARE PUBLICLY FILED WITH THE SEC. ACCORDINGLY, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

                         ------------------------------

      IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO BUY THE SECURITIES OFFERED BY THIS PROSPECTUS, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT SUCH ACTIVITIES, THEN THE OFFER PRESENTED BY THIS PROSPECTUS DOES NOT EXTEND TO YOU.


               The date of this prospectus is September 6, 2001.

                                TABLE OF CONTENTS


                                                                             PAGE
                                                                             ----
RISK FACTORS...................................................................1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..............................3

THE COMPANY....................................................................3

USE OF PROCEEDS................................................................4

SELLING STOCKHOLDER............................................................4

PLAN OF DISTRIBUTION...........................................................4

LEGAL MATTERS..................................................................5

EXPERTS   .....................................................................5

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................5

WHERE YOU CAN FIND MORE INFORMATION............................................6

                                  RISK FACTORS

      The Shares being offered for resale by the Selling Stockholder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire sum invested in these Shares. Before purchasing any of the Shares, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our stock could decline, and you may lose all or part of your investment.

FOOTWEAR COMPANIES FACE COMPETITION ON MANY FRONTS, INCLUDING THE FOLLOWING: - establishing and maintaining favorable brand recognition, - developing products that appeal to consumers, - pricing products appropriately, - providing strong marketing support, and - obtaining access to retail outlets and sufficient floor space. There is intense competition in the sectors of the footwear industry in which we participate. Many of our competitors have substantially greater financial, distribution and marketing resources, as well as greater brand awareness than us. In addition, the general availability of offshore manufacturing capacity allows easy access by new market entrants. We believe our ability to compete successfully is based on our ability to design, develop and market value priced footwear that reflects current fashion trends.

FASHION TRENDS ARE CONSTANTLY CHANGING. Customer tastes and fashion trends can change rapidly. We may not be able to anticipate, gauge or respond to such changes in a timely manner. If we misjudge the market for our products or product groups, we may be faced with a significant amount of unsold finished goods inventory, which could have a material adverse effect on us and on our future prospects.

THE FOOTWEAR INDUSTRY IS HIGHLY CYCLICAL. Negative economic trends that depress the level of consumer spending, over which we have no control, could have a material adverse effect on us and on our future prospects. Purchases of footwear and related goods often decline during recessionary periods when disposable income is low. In such an environment, we may increase the number of promotional sales, which could further adversely affect our profitability.

OUR RELIANCE ON INDEPENDENT MANUFACTURERS COULD CAUSE DELAY AND DAMAGE CUSTOMER RELATIONSHIPS. We rely upon independent third parties for the manufacture of our products. A manufacturer's failure to ship products to us in a timely manner or to meet required quality standards could cause us to miss delivery date requirements of our customers. A failure to make timely deliveries may drive customers to cancel orders, refuse to accept deliveries or demand reduced prices, any of which could have a material adverse effect on our business and on our future prospects. We do not have long-term contracts with any of the factories that produce our footwear. As a result, some of these manufacturers may unilaterally terminate their relationship with us at any time. Also, we cannot be certain that none of our buying agents also represent other direct competitor branded footwear lines. We rely on our relationships with buying agents who are responsible for securing raw materials, selecting manufacturers, monitoring the manufacturing process, inspecting finished goods and coordinating shipments to the Company.

FLUCTUATIONS IN THE PRICE, AVAILABILITY AND QUALITY OF RAW MATERIALS COULD CAUSE DELAY AND INCREASE COSTS. Fluctuations in the price, availability and quality of the fabrics or other raw materials used by the independent manufacturers that manufacture our footwear could have a material adverse effect on our cost of sales or ability to meet our customers' demands. The price and availability of raw materials may fluctuate significantly, depending on many factors. During the past few years, there have been increases in the price of leather, which generally were reflected in the selling price of our products. In the future, we may not be able to pass all or a portion of such higher raw materials prices on to our customers.

IMPORT RESTRICTIONS MAY ADVERSELY AFFECT OUR BUSINESS Our operations are subject to compliance with relevant laws and regulations enforced by the United States Customs Service and to the customary risks of doing business abroad, including fluctuation in the value of currencies, increases in customs duties and related fees resulting from position changes by the United States Customs Service, import controls and trade barriers (including the unilateral imposition of import quotas), restrictions on the transfer of funds, work stoppages and, in certain parts of the world, political instability causing disruption of trade. Imports into the United States are also affected by the cost of transportation, the imposition of import duties and increased competition from greater production demands abroad. The United States or the countries in which our products are manufactured may, from time to time, impose new quotas, duties, tariffs or other restrictions, or adjust presently prevailing quotas, duty or tariff levels, which could affect our operations and our ability to import products at current or increased levels. We cannot predict the likelihood or frequency of the occurrence of any such events.

      Our imported products are subject to United States customs duties and, in the ordinary course of our business, we may, from time to time, be subject to claims for duties and other charges. United States customs duties currently range from 6% to 37.5%, plus $0.90 per pair of shoes, on the principal products that we currently import.

      For fiscal 2000, approximately 92% of our footwear was imported from China. After a serious dispute with the United States Trade Representative ("USTR") over the protection of intellectual property rights in China, including the threat by USTR to impose trade sanctions, the Chinese government agreed to meet its enforcement obligations. That agreement is now being monitored by USTR and the failure of China to comply with its obligations could result in trade sanctions in the future, including the imposition of retaliatory tariffs that might affect our imports of footwear from China. From time to time there have been other trade disputes with China, involving such things as market access, textile quotas, automotive industry policies and agricultural products. These and other such matters could also present problems in the future that might lead to trade sanctions affecting our imports of footwear.

WE HAVE OPERATED WITH A BACKLOG OF CUSTOMER ORDERS At October 31, 1998, 1999 and 2000, the Company had unfilled customer orders of $68.0 million, $60.1 million and $72.3 million, respectively. This is an increase of 20.3% for fiscal year end 2000 over fiscal year end 1999. In addition, at July 31, 2000 and 2001, the Company had unfilled customer orders of $54.9 million and $70.7 million, respectively. This is an increase of 28.8% at July 31, 2001 over July 31, 2000. The backlog at a particular time is affected by a number of factors, including seasonality and the scheduling of manufacturing and shipment of products. Orders generally may be canceled by customers without financial penalty. Accordingly, a comparison of backlog from period to period is not necessarily meaningful and may not be indicative of eventual actual shipments to customers. It is also possible that we may over-estimate the demand for our products and overstock certain items.

WE ARE DEPENDENT ON KEY PERSONNEL The future success of the Company is largely dependent on the talent and efforts of the members of the Company's senior management team, including Mark J. Cocozza and James J. Tinagero, Chairman of the Board and Chief Executive Officer, and Executive Vice President and Chief Operating Officer, respectively. The loss of the services of these or any other senior executives could have a material adverse effect on the Company.

FLUCTUATIONS IN CURRENCY AND OTHER RISKS ARE INHERENT IN OUR FOREIGN OPERATIONS The Company's business is subject to risks of doing business abroad, such as fluctuations in currency exchange rates, local market conditions, labor unrest, political instability and the imposition of additional regulations relating to imports, including quotas, duties or taxes and other charges on imports. Fluctuations in currency exchange rates affect the price at which we purchase our products in foreign countries. We may not be able to pass all or a portion of such higher prices on to our customers. There can be no assurance that fluctuations in currency exchange rates will not have a material adverse affect on the Company's operations in the future. In order to reduce the risk of exchange rate fluctuations, the Company routinely enters into short term forward exchange contracts to protect the future purchase price of inventory denominated in foreign currencies. These forward exchange contracts are used to reduce the Company's exposure to changes in foreign exchange rates and are not held for the purpose of trading or speculation. However, there can be no assurance that these or similar contracts will protect the Company from the affect of exchange rate fluctuations.

LOSS OF BRAND LICENSES MAY AFFECT OUR BUSINESS We have licensing arrangements where we are the licensee with the following parties: Kasper A.S.L., Ltd., B.D.S., Inc. and Lion Licensing, Ltd. ("Anne Klein"), Levi Strauss Co. ("Dockers Khakis"), J.G. Hook, Inc. "("J.G. Hook"). We also have licensing arrangements where we are the licensor with the following parties: SLJ Retail LLC ("Sam & Libby") and Inter-Pacific Corporation ("IPC"). The Company has derived significant revenues and earnings in the past from these licensing arrangements. Whether our license agreements as licensee will remain in effect depends on many factors including our ability to meet our minimum sales requirements, our royalty obligations and other obligations contained in the agreements. In addition, our license agreements where we are licensor may terminate upon the occurrence of certain events, including the default of the licensee. If we lose any of these licensing arrangements, our business could be materially and adversely affected.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus and the documents incorporated by reference contain forward-looking statements, including, without limitation, statements concerning the future of the industry, business strategy, continued acceptance and growth of our business and dependence on significant customers. These statements can be identified by the use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this prospectus. The "Risk Factors" and other factors noted throughout this prospectus could cause our actual results to differ significantly from those contained in any forward-looking statement.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.


                                   THE COMPANY

      We design, develop and market casual and dress footwear for women and children under multiple brand names, each of which is targeted to a distinct segment of the footwear market. We offer casual and dress footwear for women in the moderately priced market segment under the Mootsies Tootsies brand name, in the upper moderately priced market segment under the Sam & Libby and Dockers(R) Khakis Footwear For Women brand names and in the better market segment under the Anne Klein 2 and A Line Anne Klein brand names. We also sell moderately priced and upper moderately priced children's footwear under both the Mootsies Tootsies and Sam & Libby brand names. We design and develop private label footwear for selected retailers under the retailers' own brand names. We have licensed the J.G. Hook trademark to source and develop private label products for retailers who require brand identification. In October 2000, we acquired all the trademarks of joan and david helpern, incorporated and JOAN HELPERN DESIGNS, INC. (Joan & David). In addition, we sold footwear closeouts that it had purchased at discounts from other manufacturers. This footwear closeout business was terminated in fiscal 1999.

      Since 1987, when we first focused on our branded footwear strategy and except for fiscal 1999 as noted below, we have increased net sales every year and consistently maintained profitability. In fiscal 1999, our net sales decreased 9.4% as compared to fiscal 1998 while net income increased 42.1%. This was largely a result of the sale of the Jones New York license to the Jones Apparel Group, Inc. and Jones Investment Co. Our financial success has been largely a result of our ability to design, develop and market footwear with contemporary styles at affordable prices. Retail prices for our footwear generally range from $20 to $70 for the Mootsies Tootsies, Dockers(R) Khakis Footwear For Women and Sam & Libby brand offerings and from $45 to $95 for the A Line Anne Klein and Anne Klein 2 product lines. The Joan & David footwear retail prices are expected to range from $180 and higher. We expect to begin shipping Joan & David footwear in the fourth quarter of fiscal 2001. Substantially all of our products are manufactured overseas by independent factories selected by the us and our overseas agents. We sell our footwear primarily to department stores and specialty stores in the United States as well as through national catalog retailers and cable television consumer shopping channels.

      We were founded in 1949, originally as a closeout footwear business, and were incorporated as Maxwell Shoe Company Inc. in Massachusetts in 1976. During the late 1980s, we shifted our focus to designing, developing and marketing full lines of branded women's footwear. In order to implement this new strategy, we hired experienced senior management to strengthen our organizational infrastructure, developed cost-efficient product sourcing, implemented an advertising program and improved internal systems. In March 1994, Maxwell Shoe Company Inc. became a Delaware company.

      Important factors that could cause actual results to differ materially from our expectations are discussed under the heading "Risk Factors," and elsewhere in this prospectus and in documents incorporated in this prospectus by reference.


                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of any Shares offered hereby.


                               SELLING STOCKHOLDER

      The following table sets forth (a) the name and position or positions with the Company of the Selling Stockholder; (b) the number of shares of Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange
Act) by the Selling Stockholder as of the date of this prospectus; (c) the number of shares of common stock that the Selling Stockholder may offer for sale from time to time pursuant to this prospectus, whether or not such Selling Stockholder has a present intention to do so; and (d) the number of shares of common stock to be beneficially owned by the Selling Stockholder following the sale of all Shares that may be so offered, assuming no other change in the beneficial ownership of our common stock by such Selling Stockholder after the date of this prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.


----------------------------------------------------------------------------------------------------
                                                Amount and   Number of   Shares        Percentage of
                                                Nature of    Shares      Beneficially  Class A
                                                Beneficial   Offered     Owned After   Common Stock
                                                Ownership    for Resale  the Resale    Owned After
Selling Stockholder   Principal Position        (1))                     (1)           the Resale
----------------------------------------------------------------------------------------------------
Mark J. Cocozza       Chairman of the Board     852,078      588,412     263,666       2.73%
                      of Directors, Chief
                      Executive Officer and
                      President (2)
----------------------------------------------------------------------------------------------------

      (1) Beneficial Ownership is determined pursuant to Rule 13D/G under the Exchange Act and gives effect to the issuance of 852,078 shares of Class A Common Stock upon exercise of currently exercisable stock options held by Mr. Cocozza.

      (2) Prior to his currently held position, Mr. Cocozza served as President of the Mootsies Tootsies division from June 1987 to October 1993 and also served as President and Chief Operating Officer from October 1993 to April 1998.


                              PLAN OF DISTRIBUTION

      Pursuant to this prospectus, the Selling Stockholder, or by certain pledgees, donees, transferees or other successors in interest to the Selling Stockholder, may sell Shares from time to time in transactions on the Nasdaq National Market, in privately-negotiated transactions or by a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

      Other methods by which the Shares may be sold include, without limitation:(1) transactions which involve cross or block trades or any other transaction permitted by the Nasdaq National Market, (2) "at the market" to or through market makers or into an existing market for the common stock, (3) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents, (4) through transactions in options or swaps or other derivatives (whether exchange-listed or otherwise),(5) through short sales or (6) any combination of any other such methods of sale.

      The Selling Stockholder may also enter into option or other transactions with broker-dealers which require the delivery to such broker-dealers of the Shares offered hereby which Shares such broker-dealer may resell pursuant to this prospectus. The Selling Stockholder and any broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined under the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

      There is no assurance that the Selling Stockholder will sell all or any of the Shares which may be offered hereby.


                                  LEGAL MATTERS

      Certain legal matters with respect to the legality of the issuance of the shares of common stock offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, Los Angeles, California.


                                     EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedules included in our Annual Report on form 10-K for the year ended October 31, 2000, as set forth in their report, which is incorporated by reference in this registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      We file reports, proxy statements and other information with the SEC, in accordance with the Securities Exchange Act of 1934. You may read and copy our reports, proxy statements and other information filed by us at the public reference facilities of the SEC in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the SEC are available to the public over the Internet at the SEC's World Wide Web site at http://www.sec.gov.

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13 (a), 13 (c), 14 or 15 (d) of the Securities Exchange Act of 1934:

      1. Our annual report on Form 10-K for the fiscal year ended October 31, 2000.

      2. Our quarterly reports on Form 10-Q for the periods ended January 31, 2001, April 30, 2001 and July 31, 2001.

      3 Our definitive proxy statement for the fiscal year ended October 31, 2000, filed with the SEC on February 28, 2001.

      4. All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, since the end of the fiscal year covered by the Annual Report referred to in (1.) above; and

      5. The description of the Class A Common Stock contained in our Registration Statement on Form S-2 (Registration No. 333-48199), filed with the Commission on March 18, 1998, including any amendment or report filed for the purpose of updating such description.

      We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information, at no cost, upon a written or oral request made to Executive Vice President and Chief Operating Officer at the following address: 101 Sprague Street, P.O. Box 37, Readville (Boston), Massachusetts 02137, (617) 364-5090.


                      WHERE YOU CAN FIND MORE INFORMATION.

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Our SEC filings are also available to the public from the SEC's website at "http://www.sec.gov."

      We have filed a registration statement on Form S-8 with the SEC. Certain information contained in the registration statement is omitted from this prospectus. You may refer to the registration statement, its exhibits and schedules for further information with respect to the Company and the securities offered by this prospectus. You may obtain copies of the registration statement, its exhibits and schedules in the locations described above.

================================================================================

      YOU MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NEITHER WE NOR THE SELLING STOCKHOLDER HAVE AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION FROM THAT CONTAINED IN THIS PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                -----------------

                                TABLE OF CONTENTS


                                                           Page
                                                           ----

         Risk Factors ......................................1
         Special Note Regarding Forward-Looking
         Statements ........................................3
         The Company .......................................3
         Use of Proceeds ...................................4
         Selling Stockholder ...............................4
         Plan of Distribution ..............................4
         Legal Matters .....................................5
         Experts ...........................................5
         Incorporation of Certain Documents by
         Reference .........................................5
         Where You Can Find More Information ...............6





                                    588,412
                                     SHARES



                                  MAXWELL SHOE
                                 COMPANY, INC.



                              CLASS A COMMON STOCK



                              --------------------

                                   PROSPECTUS

                              --------------------



                               SEPTEMBER 6, 2001



================================================================================

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.


      The following documents filed by the company with the SEC are incorporated herein by reference:

      1. Our annual report on Form 10-K for the fiscal year ended October 31, 2000.

      2. Our quarterly reports on Form 10-Q for the periods ended January 31, 2001, April 30, 2001 and July 31, 2001.

      3 Our definitive proxy statement for the fiscal year ended October 31, 2000, filed with the SEC on February 28, 2000.

      4. All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (1.) above; and

      5. The description of the Class A Common Stock contained in our Registration Statement on Form S-2 (Registration No. 333-48199), filed with the Commission on March 18, 1998, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

      Not Applicable.


ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.


      Not Applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Delaware law provides for the indemnification of officers and directors in terms sufficiently broad to include indemnification under the Securities Act. Pursuant to Section 145 of the Delaware General Corporation Law, a corporation may indemnify an officer or director if that person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal actions or proceedings, had no reason to believe the conduct was unlawful.

      Pursuant to our Certificate of Incorporation and Bylaws, we may indemnify our directors and officers and purchase and maintain insurance on behalf of such persons to the fullest extent permitted by the Delaware General Corporation Law. We have also entered into indemnification agreements with our directors and officers. We incorporate herein by reference the discussion of these indemnification agreements contained in our Proxy Statement for the year ended October 31, 2000.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      The following exhibits are filed herewith:


EXHIBIT NO.   DESCRIPTION
4.1           Stock Option and Registration Rights Agreement dated January 26, 1994.
              (incorporated by reference to Registrant's Registration Statement on
              Form S-1/A (File No. 33-74768) filed April 7, 1994).*

5             Legal Opinion of Gibson, Dunn & Crutcher LLP.

23.1          Consent of Ernst & Young LLP, Independent Auditors.

23.2          Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5).

24            Power of Attorney (contained on signature page hereto).

----------
* Incorporated by reference.


ITEM 9. UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Readville, Commonwealth of Massachusetts, on this 4th day of September, 2001.

                                        MAXWELL SHOE COMPANY, INC.

                                        By: /s/ James J. Tinagero
                                            ------------------------------------
                                            James J. Tinagero
                                            Executive Vice President and Chief
                                            Operating Officer


Each person whose signature appears below constitutes and appoints Mark J. Cocozza and James J. Tinagero, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                             Title                                     Date
---------                             -----                                     ----


/s/ Mark J. Cocozza                   Chairman of the Board, Chief              September 4, 2001
--------------------------            Executive Officer and President
Mark J. Cocozza                       (Principal Executive Officer)


/s/ James J. Tinagero                 Executive Vice President,                 September 4, 2001
--------------------------            Secretary  and Director
James J. Tinagero                     (Principal Financial Officer)


/s/ Richard J. Bakos                  Vice President Finance and                September 4, 2001
--------------------------            Chief Financial Officer
Richard J. Bakos                      (Principal Accounting Officer)


/s/ Maxwell V. Blum                   Director                                  September 4, 2001
--------------------------
Maxwell V. Blum


/s/ Stephen A. Fine                   Director                                  September 4, 2001
--------------------------
Stephen A. Fine


/s/ Malcolm L. Sherman                Director                                  September 4, 2001
--------------------------
Malcolm L. Sherman


/s/ Anthony J. Tiberii                Director                                  September 4, 2001
--------------------------
Anthony J. Tiberii

                                INDEX TO EXHIBITS


  Exhibit No.     Description
  -----------     -----------
       5          Legal Opinion of Gibson, Dunn & Crutcher LLP.

      23.1        Consent of Ernst & Young LLP, Independent Auditors.

      23.2        Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).

       24         Power of Attorney (contained on signature page hereto).